Exhibit 10.1

CISCO SYSTEMS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective as of November 20, 2014)

I.	PURPOSE

The Cisco Systems, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the “Code”) (although the Company makes no undertaking or representation to maintain such qualification). In addition, the Plan authorizes the grant of purchase rights which do not qualify under Code Section 423 pursuant to Addenda adopted by the Plan Administrator designed to achieve desired tax, securities law or other objectives for eligible employees of the Company or one or more of the Company’s Corporate Affiliates or Designated Affiliates in particular locations outside the United States.

II.	DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

Addenda means the rules, procedures or sub-plans, if any, adopted by the Plan Administrator as a part of the Sub-Plan, pursuant to which purchase rights that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423 may be granted to eligible employees in particular locations outside the United States pursuant to Section V of the Sub-Plan.

Board means the Board of Directors of the Company.

Cisco Entity means the Company or any person or entity controlling, controlled by or under common control with the Company or any person or entity with which joint enterprises are carried on or in which the Company has an interest.

Company means Cisco Systems, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Cisco Systems, Inc. which shall by appropriate action adopt the Plan.

Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

Designated Affiliate means any corporation, partnership, joint venture or other business entity in which the Company owns, directly or indirectly, stock or a capital or profit interest and with respect to which the Company possesses the power to direct or cause the direction of the management and policies, which shall be designated by the Plan Administrator as participating in the Plan and the Sub-Plan pursuant to an Addendum that is not intended to qualify under Code Section 423.

Effective Date means the date shareholders of the Company approve this amendment and restatement.

Eligible Earnings means (i) the regular basic earnings paid to a Participant by one or more Cisco Entities, (ii) any salary deferral contributions made on behalf of the Participant to a Code Section 401(k) Plan, Code Section 125 Plan or any nonqualified deferred compensation plan plus (iii) overtime payments, bonuses and commissions. There shall be excluded from the calculation of Eligible Earnings: (I) all distributions from profit-sharing, nonqualified deferred compensation, welfare benefits and other employee benefit plans and other incentive-type payments and (II) all contributions (other than salary deferral contributions made to a Code Section 401(k) Plan, Code Section 125 Plan, or any nonqualified deferred compensation plan) made by the Company or any other Cisco Entity for the Participant’s benefit under any employee benefit or welfare plan now or hereafter established.

Employee means any person employed by the Company or any other Participating Company within the meaning of Code Section 3401(c).

Participant means any Employee of a Participating Company who is actively participating in the Plan.

Participating Company means the Company and such Corporate Affiliate or Affiliates as may be designated from time to time by the Plan Administrator.

Stock means shares of the common stock of the Company.

Sub-Plan means the Company’s International Employee Stock Purchase Plan, as amended and restated.

III.	ADMINISTRATION

The Plan shall be administered by the Board or by a committee (the “Committee”) comprised of at least two or more Board members appointed from time to time by the Board (the “Plan Administrator”). The Plan Administrator (whether the Board or the Committee) shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423 and to adopt Addenda designed to achieve desired tax, securities law or other objectives for eligible employees of the Company or one or more of the Company’s Corporate Affiliates or Designated Affiliates in

particular locations outside the United States. Decisions of the Plan Administrator (or its designate) shall be final and binding on all parties who have an interest in the Plan.

IV.	PURCHASE PERIODS

(a) Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan and the Sub-Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Article IX.

(b) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company’s shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

(c) The Plan shall be implemented in a series of consecutive purchase periods, each to be of such duration (not to exceed twenty-four (24) months per purchase period) as determined by the Plan Administrator prior to the commencement date of the purchase period. Purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Plan. The Plan Administrator will announce the date each purchase period will commence and the duration of that purchase period in advance of the first day of such purchase period.

(d) The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised on the last U.S. business day of that purchase period or any earlier day the purchase right is to be exercised hereunder.

(e) An Employee may participate in only one purchase period at a time. Accordingly, an Employee who wishes to join a new purchase period must withdraw from the current purchase period in which he/she is participating prior to the last day of the current purchase period in which the Employee participates and must also enroll in the new purchase period prior to the start date of that new purchase period at such time and in such manner as the Plan Administrator, in its discretion, requires. The Plan Administrator, in its discretion, may require an Employee who withdraws from one purchase period to wait one full purchase period before re-enrolling in a new purchase period under the Plan.

V.	ELIGIBILITY AND PARTICIPATION

(a) Each individual who is an Employee of a Participating Company on the commencement date of any purchase period under the Plan shall be eligible to participate in the Plan for that purchase period. The Plan Administrator may, in its discretion, limit the Employees who are eligible to participate in the Plan to those Employees who are regularly scheduled to work more than twenty (20) hours per week or more than five (5) months per calendar year.

(b) In order to participate in the Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) no later than the day designated by the Plan Administrator in its discretion.

(c) The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of the Eligible Earnings of the Participant during the period the purchase right remains outstanding, up to a maximum equal to the lesser of (i) 10% of the Participant’s Eligible Earnings per purchase right and (ii) 100% of the Participant’s Eligible Earnings that remain after subtracting all other amounts that are to be deducted or withheld from such Eligible Earnings per purchase right. The limitations of clause (ii) above in this Section V(c) shall only apply to this Plan and not to the Sub-Plan. The deduction rate so authorized shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the purchase period for which the purchase right will remain in effect, reduce such rate by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Sections VII(d) or (e) below.

VI.	STOCK SUBJECT TO PLAN

(a) The Stock purchasable by Participants under the Plan shall be authorized but unissued Stock. The total number of shares which may be issued under the Plan and the Sub-Plan attached hereto as Exhibit A including any Addenda, in the aggregate shall not exceed 621,400,000 shares (subject to adjustment under subparagraph (b) below). Such share reserve includes the 150,000,000 share increase approved by the Compensation Committee of the Board on July 29, 2014 and subject to the approval of the shareholders at the 2014 Annual Meeting.

(b) In the event any change is made to the Stock purchasable under the Plan by reason of (I) any merger, consolidation or reorganization or (II) any stock dividend, stock split, recapitalization, combination of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration, then unless such change occurs in connection with a Section VII(k) transaction, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable in the aggregate over the term of the Plan and the Sub-Plan, (ii) the class and maximum number of shares purchasable per Participant on any one purchase date, and (iii) the class and number of shares and the price per share of the Stock subject to each purchase right at the time outstanding under the Plan.

VII.	PURCHASE RIGHTS

An Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

(a) Purchase Price. The U.S. Dollar purchase price per share shall be at least equal to the lesser of (i) 85% of the fair market value per share of Stock on the date on which the purchase right is granted or (ii) 85% of the fair market value per share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any relevant date shall be the closing selling price per share on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any such exchange, the closing selling price per share of the Stock on such date, as reported on the Nasdaq National Market. If there are no sales of Stock on such day, then the closing selling price for the Stock on the next preceding day for which there does exist such quotation shall be determinative of fair market value.

(b) Number of Purchasable Shares. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during each purchase period the purchase right remains outstanding by the purchase price in effect for that purchase period. Any remaining amount in the Participant’s account shall be automatically refunded to the Participant. However, the maximum number of shares purchasable by any Participant on any one purchase date shall not exceed 22,500 shares (subject to adjustment under Section VI(b)), and any amount not applied to the purchase of Stock on behalf of a Participant by reason of such limitation shall be refunded to that Participant.

Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

In addition, the accrual limitations of Section VIII shall apply to all purchase rights.

(c) Payment. Payment for Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII(d) or (e) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the book account maintained by the Company on the Participant’s behalf under the Plan, but no interest shall be paid on the balance from time to time outstanding in such book account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

(d) Withdrawal from Purchase Period.

(i) A Participant may withdraw from a purchase period by filing the prescribed notification form with the Plan Administrator (or its designate) on or prior to the date required by the Plan Administrator in its discretion. No further payroll deductions shall be collected from the Participant with respect to that purchase period, and the Participant shall have the following election with respect to any payroll deductions for the purchase period collected prior to the withdrawal date: (A) have the Company refund, in the currency originally collected, the payroll deductions which the Participant made under the Plan during that purchase period or (B) have such payroll deductions held for the purchase of shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period, in the currency originally collected.

(ii) The Participant’s withdrawal from a particular purchase period shall be irrevocable and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.

(e) Termination of Employment/Leave of Absence. Except as provided in Section VII(l) below, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant. However, should the Participant die or become permanently disabled while in Employee status or should the Participant cease active service by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or the commencement of such leave or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions be added to the Participant’s account for amounts paid following his/her cessation of Employee status or the commencement of such leave unless such amounts were earned prior to the commencement of such leave. Should the Participant return to active service (x) within ninety (90) days following the commencement of his/her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, then his/her payroll deductions under the Plan shall automatically resume upon his/her return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him/her at the time the leave commenced, but payroll deductions for that purchase period shall not actually begin until the Participant returns to active service. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which he or she wishes to participate.

For purposes of the Plan: (a) a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of the Company or any other

Participating Company under the Plan, and (b) a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

(f) Stock Purchase. The Stock subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Sections VII(d) or (e) above) shall be automatically purchased on the Participant’s behalf on the last U.S. business day of the purchase period for which such purchase right remains outstanding. The purchase shall be effected by applying the amount credited to each Participant’s book account, as converted into U.S. Dollars if necessary, on the last U.S. business date of the purchase period to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase period.

(g) Proration of Purchase Rights. Should the total number of shares of Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan and the Sub-Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants, in the currency originally collected.

(h) Shareholder Rights. A Participant shall have no rights as a shareholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant’s behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the purchase date.

(i) ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. The Plan Administrator may adopt such policies and procedures for the Plan as it determines is appropriate, including policies and procedures regarding the transfer of shares from a Participant’s ESPP Broker Account before those shares have been held for the requisite period necessary to avoid a disqualifying disposition of such shares under the U.S. Federal tax laws.

(j) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime the purchase rights shall be exercisable only by the Participant.

(k) Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction to the purchase of whole shares of Stock, subject, however, to the applicable limitations of Section VII(b).

(l) Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Code Section 423, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who will cease to be Employees solely in connection with the disposition of all or a portion of any Participating Company or a portion of the Company, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

VIII.	ACCRUAL LIMITATIONS

(a) No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) Stock rights accrued under other purchase rights outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US$25,000) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

(b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

(i) The right to acquire Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last U.S. business day of each purchase period the right remains outstanding.

(ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

(iii) If by reason of the Section VIII(a) limitations, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected.

(c) In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.	AMENDMENT AND TERMINATION

(a) The Board or the Compensation Committee of the Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan unless necessary or desirable to comply with any applicable law, regulation or rule; and provided, further, that no such action of the Board or the Compensation Committee of the Board may, without the approval of the shareholders of the Company, increase the number of shares issuable under the Plan (other than adjustments pursuant to Sections VI(b) and VII(b)), alter the purchase price formula so as to reduce the purchase price specified in the Plan, or materially modify the requirements for eligibility to participate in the Plan.

(b) Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section IX(a), cancel or change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Eligible Earnings, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

X.	GENERAL PROVISIONS

(a) The Plan shall terminate upon the earlier of (i) January 3, 2020 or (ii) the date on which all shares available for issuance under the Plan and the Sub-Plan shall have been sold pursuant to purchase rights exercised under the Plan and the Sub-Plan.

(b) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

(c) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

(d) The provisions of the Plan shall be governed by the laws of the State of California, without resort to that State’s conflicts-of-laws rules.

Exhibit A

Cisco Systems, Inc.

International Employee Stock Purchase Plan

CISCO SYSTEMS, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(Sub-Plan of the Cisco Systems, Inc. Employee Stock Purchase Plan)

(As Amended and Restated Effective as of November 20, 2014)

I.	PURPOSE

The Cisco Systems, Inc. International Employee Stock Purchase Plan, a sub-plan of the Cisco Systems, Inc. Employee Stock Purchase Plan (the “Sub-Plan”) is intended to provide eligible employees of the Company’s Foreign Subsidiaries with the opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s common stock at periodic intervals. Purchase rights granted under the Sub-Plan are intended to qualify under Code Section 423 (although the Company makes no undertaking or representation to maintain such qualification), except as may otherwise be provided through an Addenda to the Sub-Plan.

All provisions of this Sub-Plan shall be governed by the U.S. Plan, except as otherwise provided herein.

The Sub-Plan became effective on the designated Effective Date.

II.	DEFINITIONS

The definitions provided in Article II of the U.S. Plan shall govern the Sub-Plan, except the following terms shall have the meanings indicated:

Code means the U.S. Internal Revenue Code of 1986, as amended.

Eligible Earnings means the regular basic earnings paid to a Participant by one or more Foreign Subsidiaries or Cisco Entities, plus overtime payments, bonuses, commissions and 13th/14th month payments or similar concepts under local law. There shall be excluded from the calculation of Earnings: (I) all profit-sharing distributions and other incentive-type payments including income from equity incentive awards and (II) all contributions made by any Foreign Subsidiary or any other Cisco Entity for the Participant’s benefit under any employee benefit or welfare plan now or hereafter established.

Effective Date means the date shareholders of the Company approve the amendment and restatement of the Plan including this Sub-Plan; provided, however, that any Foreign Subsidiary which is selected by the Plan Administrator to participate in this Sub-Plan after November 20, 2014 shall designate a subsequent Effective Date with respect to its Participants.

Employee shall have the meaning set forth in the U.S. Plan, except as may be provided by any Addenda to the Sub-Plan.

Foreign Subsidiary shall mean any Corporate Affiliate or Designated Affiliate located outside the United States which is selected by the Plan Administrator to participate in this Sub-Plan. Designated Affiliates may participate in the Sub-Plan only pursuant to Addenda to the Sub-Plan.

Participant means any Employee of a Foreign Subsidiary who is actively participating in the Sub-Plan.

U.S. Plan shall mean the Company’s Employee Stock Purchase Plan, as amended and restated.

III.	ADMINISTRATION

The Sub-Plan shall be administered in accordance with the provisions of Article III of the U.S. Plan.

IV.	PURCHASE PERIODS

Purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Sub-Plan.

V.	ELIGIBILITY AND PARTICIPATION

(a) Except as provided in an Addenda or to the extent the Plan Administrator exercises its discretion under Article V(a) of the U.S. Plan to limit participation in the Plan or the Sub-Plan to those Employees who are regularly scheduled to work more than twenty (20) hours per week or more than five (5) months per calendar year, each individual who is an Employee of a Foreign Subsidiary on the commencement date of any purchase period under the Sub-Plan shall be eligible to participate in the Sub-Plan for that purchase period.

(b) In order to participate in the Sub-Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) no later than the day designated by the Plan Administrator in its discretion.

VI.	STOCK SUBJECT TO THE SUB-PLAN

The Stock purchasable by Participants under the Sub-Plan (including any Addenda thereto) shall be made available from shares reserved under the U.S. Plan and any shares issued under the Sub-Plan will reduce, on a share-for-share basis, the number of shares of Stock available for subsequent issuance under the U.S. Plan.

VII.	PURCHASE RIGHTS

An Employee who participates in the Sub-Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions as the Plan Administrator may deem advisable.

(a) Purchase Price. The U.S. Dollar purchase price shall be determined in accordance with the provisions of Section VII(a) of the U.S. Plan.

(b) Number of Purchasable Shares. The number of shares purchasable by a Participant shall be determined in accordance with the provisions of Section VII(b) of the U.S. Plan.

(c) Payment. Except to the extent otherwise determined by the Plan Administrator or any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, payment for Stock purchased under the Sub-Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII (e) or (f) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s individual book account under the Sub-Plan, initially in the currency in which paid by the Foreign Subsidiary until converted into U.S. Dollars. Accordingly, all purchases of Stock under the Sub-Plan are to be made with the U.S. Dollars into which the payroll deductions for the purchase period or other approved contributions have been converted. No interest shall be paid on the balance from time to time outstanding in the book account maintained for the Participant, except as otherwise required by law and as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan. The amounts collected from a Participant may be commingled with the general assets of the Company or the Foreign Subsidiary and may be used for general corporate purposes, except as otherwise required by law and as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan.

(d) Conversion into U.S. Dollars. For purposes of determining the number of shares purchasable by a Participant, the payroll deductions or other approved contributions credited to each Participant’s book account during each purchase period shall be converted into U.S. Dollars on the purchase date for that purchase period on the basis of the exchange rate in effect on such date. The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each purchase date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the Participant’s behalf are converted into U.S. Dollars on each purchase date shall be borne solely by the Participant.

(e) Withdrawal from Purchase Period. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, withdrawal from a purchase period shall be governed in accordance with the provisions of Section VII(e) of the U.S. Plan.

(f) Termination of Employment/Leave of Absence. Except as otherwise provided under Sections VII(g) or (o) below, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant in the currency in which paid by the Foreign Subsidiary. However, should the Participant die or become permanently disabled while in Employee status or should the Participant cease active service by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Sub-Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or the commencement of such leave, with the withdrawn funds to be paid in the same currency in which paid by the Foreign Subsidiary, or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions or other contributions be added to the Participant’s account for amounts paid following his/her cessation of Employee status or the commencement of such leave unless such amounts were earned prior to the commencement of such leave, except as otherwise required by any applicable law, regulation or rule and as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan. Should the Participant return to active service (x) within ninety (90) days following the commencement of his/her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Foreign Subsidiary is guaranteed by statute or contract, then his/her payroll deductions or other contributions under the Sub-Plan shall automatically resume upon his/her return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him/her at the time the leave commenced, but payroll deductions or approved contributions for that purchase period shall not actually begin until the Participant returns to active service. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Sub-Plan and must accordingly re-enroll in the Sub-Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which he or she wishes to participate.

For purposes of the Sub-Plan: (a) a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of a Foreign Subsidiary, and (b) a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

(g) Transfer of Employment. In the event that, during a purchase period, (i) a Participant who is an Employee of a Foreign Subsidiary is transferred and becomes an Employee of the Company; or (ii) a Participant who is an Employee of a Foreign Subsidiary participating in an Addenda to the Sub-Plan is transferred and becomes an Employee of a Foreign Subsidiary participating in the Sub-Plan (absent any Addenda thereto), such individual shall remain a Participant in the Sub-Plan or the Addenda to the Sub-Plan, as applicable, and payroll deductions or other approved contributions shall continue to be collected until the next purchase date as if the Participant had remained an Employee of the Foreign Subsidiary employing such Participant at the commencement of the purchase period in which the Participant’s transfer of employment occurred.

In the event that, during a purchase period, (i) an Employee of the Company who is a participant in the U.S. Plan is transferred and becomes an Employee of a Foreign Subsidiary; or (ii) a Participant who is an Employee of a Foreign Subsidiary participating in the Sub-Plan is transferred and becomes an Employee of a Foreign Subsidiary participating in an Addenda to the Sub-Plan, such individual shall automatically become a Participant under the Sub-Plan or the Addenda to the Sub-Plan applicable to the Foreign Subsidiary to which he or she has transferred for the duration of the purchase period in effect at that time under the Sub-Plan or the Addenda, as applicable, and the balance in such individual’s book account maintained under the U.S. Plan or the Sub-Plan prior to the transfer of employment shall be transferred as a balance to a book account opened for such individual under the Sub-Plan or the Addenda, as applicable. Such balance, together with all other payroll deductions or other approved contributions collected from such individual by the Foreign Subsidiary to which the Participant has transferred for the remainder of the purchase period under the Sub-Plan or Addenda, as applicable, (as converted into U.S. Dollars), shall be applied on the next purchase date to the purchase of Stock under the Sub-Plan or Addenda, as applicable.

Any Employee of the Company who transfers into or out of a location outside of the United States during a purchase period shall be treated as consistently as possible with the concepts set forth above, as determined in the sole discretion of the Company.

(h) Stock Purchase. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the purchase of shares of Stock shall be governed by the provisions of Section VII(f) of the U.S. Plan.

(i) Proration of Purchase Rights. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the proration of purchase rights shall be governed by Section VII(g) of the U.S. Plan.

(j) Shareholder Rights. Shareholder rights shall be governed by Section VII(h) of the U.S. Plan.

(k) ESPP Broker Account. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an

Addenda to the Sub-Plan, the ESPP Broker Account shall be governed by Section VII(i) of the U.S. Plan.

(l) Additional Restrictions on Transfer/Sale of Shares to Comply with Local Law. In order to comply with local law (including, without limitation, local securities and foreign exchange laws), the Company may require a Participant to retain the shares purchased on his or her behalf in the Participant’s ESPP Broker Account until the sale of such shares. Any Addenda to the Sub-Plan (or purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan) may also provide for the immediate sale of shares acquired by a Participant on the purchase date.

(m) Assignability. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the assignability of purchase rights shall be governed by Section VII(j) of the U.S. Plan.

(n) Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Sub-Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction, as converted into U.S. Dollars, to the purchase of whole shares of Stock, subject, however, to the applicable limitations of Section VII(b). Payroll deductions or other approved contributions not yet converted into U.S. Dollars at the time of such transaction shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the basis of the exchange rate in effect at the time of such transaction, and the applicable limitation on the number of shares of Stock purchasable per Participant shall continue to apply to each purchase. Should the Company sell or otherwise dispose of its ownership interest in any Foreign Subsidiary participating in the Sub-Plan, whether through merger or sale of all or substantially all of the assets or outstanding capital stock of that Foreign Subsidiary, then a similar exercise of outstanding purchase rights shall be effected immediately prior to the effective date of such disposition, but only to the extent those purchase rights are attributable to the Employees of such Foreign Subsidiary.

(o) Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who cease to be Employees solely in connection with the disposition of a portion of any Foreign Subsidiary, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

(p) Tax, Withholding and Other Required Deductions. At the time a Participant’s purchase right or the shares of Stock acquired pursuant to such purchase right is subject to tax or any other mandatory deduction, the Participant shall make adequate provision for all applicable tax obligations, withholding obligations or other mandatory deductions, if any, of the Participant, the Company and/or Foreign Subsidiary. The Company and/or the Foreign Subsidiary may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such tax obligations, withholding obligations or mandatory deductions or withhold from the proceeds of the sale of shares of Stock or any other method of withholding the Company and/or the Foreign Subsidiary deems appropriate. The Company and/or the Foreign Subsidiary shall have the right to take such other action as may be necessary in the opinion of the Company or the Foreign Subsidiary to satisfy such tax obligations, withholding obligations or mandatory deductions.

VIII.	ACCRUAL LIMITATIONS

Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, accrual limitations are governed by Article VIII of the U.S. Plan.

IX.	AMENDMENT AND TERMINATION

The amendment and termination of the Sub-Plan are governed by Article IX of the U.S. Plan; provided, however, an Addenda may be altered, amended, suspended or discontinued by the Board or the Compensation Committee of the Board.

X.	GENERAL PROVISIONS

(a) All costs and expenses incurred in the administration of the Sub-Plan shall be paid by the Company or the Foreign Subsidiary.

(b) Neither the action of the Company in establishing the Sub-Plan, nor any action taken under the Sub-Plan by the Board or the Plan Administrator, nor any provision of the Sub-Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Foreign Subsidiary for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

(c) Additional or different provisions for individual Foreign Subsidiaries may be incorporated in one or more Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, in which case such documents shall constitute Addenda to the Sub-Plan. Such Addenda shall have full force and effect with respect to the Foreign Subsidiaries to which they apply. In the event of a conflict between the provisions of such an Addenda and one or more other provisions of the Sub-Plan, the provisions of the Addenda shall be controlling. Except as otherwise indicated in the Sub-Plan or an Addenda, purchase rights that are subject to Addenda will operate and be administered in the same manner as all other purchase rights granted under the Sub-Plan.

(d) The provisions of the Sub-Plan and any Addenda thereto shall be governed by the laws of the State of California without resort to that State’s conflicts-of-laws rules, unless provided otherwise by the Plan Administrator.